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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 26, 2000


                                Rock-Tenn Company
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             (Exact name of registrant as specified in its charter)


          Georgia                    0-23340                   62-342590
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 (State of incorporation)    (Commission File Number)       (IRS Employer
                                                          Identification No.)

               504 Thrasher Street
                Norcross, Georgia                         30071
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    (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (770) 448-2193


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         Rock-Tenn Company (the "Company") reported its net sales and earnings for the fourth fiscal quarter and year ended September 30, 2000.

FOURTH QUARTER

Net sales for the fourth fiscal quarter increased 4.8% to a record $376.0 million, compared to net sales of $358.7 million in the same quarter last year. This sales increase was the result of higher volumes of promotional displays, specialty corrugated packaging and plastic packaging and higher prices for paperboard as compared to the fourth quarter of last year.

Net income was $6.1 million or $.18 per diluted share in the fourth quarter of fiscal 2000 compared to $12.2 million or $.35 per diluted share in the same quarter last year.

Net income, excluding plant closing costs, equipment write-downs and severance costs, was $9.5 million or $.28 per diluted share in the fourth quarter. Net income, excluding plant closing costs, was $12.8 million or $.36 per diluted share in the same quarter last year.

Packaging Products segment sales in the fourth fiscal quarter increased 6.2% to $253.0 million, a new record compared to $238.3 million in the fourth quarter of fiscal 1999. Packaging Products segment operating income, excluding charges related to plant closings, was $15.4 million in the fourth fiscal quarter of 2000. Paperboard segment sales in the fourth fiscal quarter increased slightly to $114.0 million compared to $112.0 million in the prior year's fourth quarter. Paperboard segment operating income was $8.8 million. The segment consisting of our Laminated Paperboard, Plastic Packaging and Recycled Fiber divisions had sales and operating income in the fourth fiscal quarter of $74.9 million and $2.0 million, respectively.

FISCAL YEAR 2000

Net sales for the year ended September 30, 2000 increased 15.4% to $1.5 billion compared to $1.3 billion in the prior year.

Net loss for the year ended September 30, 2000 was $15.9 million or $.46 per diluted share compared to net income of $39.7 million or $1.13 per diluted share in the prior year.

Fiscal 2000 net income, excluding asset impairment charges, plant closing costs, equipment write-downs, severance costs and expected losses under a sales contract, was $35.4 million or $1.02 per diluted share. Net income for fiscal 1999, excluding plant closing costs, was $44.0 million or $1.25 per diluted share.

Packaging Products segment sales for fiscal 2000 increased 10% to $964.4 million from to $876.4 million in fiscal 1999. Packaging Products segment operating income, excluding plant closing costs, was $57.1 million for fiscal 2000. Paperboard segment sales for fiscal 2000 increased 12% to $466.4 million from $416.4 million in fiscal 1999. Paperboard segment operating income was $39.8 million. The segment consisting of our Laminated Paperboard, Plastic Packaging and Recycled Fiber divisions increased 18% to $308.6 million for fiscal 2000 compared to $261.0 million in fiscal 1999. Operating income for this segment in fiscal 2000 was $13.9 million.

During fiscal 2000, Rock-Tenn purchased over 2.1 million shares of company common stock at a cost of $22.2 million, or an average cost of $10.47 per share. Current Board authorizations provide for the repurchase of up to an additional 362,832 shares of common stock.

James A. Rubright, Chief Executive Officer, commented, "The fourth fiscal quarter marked an improvement over the preceding quarter as a result of enhanced operating efficiencies in our folding carton division, where restructuring actions implemented earlier this year are paying strong dividends.


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Our Paperboard segment results were impacted by lower production of uncoated paperboard, high-energy costs, operating issues at one of our coated mills and volume weakness in our laminated paperboard products business."

"Sales in our specialty corrugated packaging and display business increased 32% to $233.5 million during fiscal 2000, including a 36% increase to $153.2 million in our Alliance Display business. Alliance significantly increased its design and marketing staff in fiscal 1999 and opened two new contract packing facilities in fiscal 1999 and fiscal 2000 that contributed to its continued growth in fiscal 2000. Sales in our plastics business increased 33% to $63.6 million during fiscal 2000, and were up 51% to $19.8 million in the fourth fiscal quarter over the same period of the prior year as sales of our Durafresh(TM) line of modified atmosphere packaging for case ready meats accelerated in the fourth quarter."

Mr. Rubright continued, "The higher level of capital expenditures of $94.6 million recorded in fiscal 2000 exceeded our depreciation and amortization of $77.1 million and reflects our strong investment in our growth businesses, our commitment to increasing the quality and versatility of our paperboard mills and capital investments in our folding carton division associated with our restructuring earlier this year. We anticipate capital expenditures to remain at similar levels in fiscal 2001 as we continue to fuel growth in our specialty corrugated packaging and Alliance Display business and our plastic packaging businesses."

"Demand continues to be strong in our coated paperboard business and packaging businesses as we begin fiscal 2001. We expect that results for the mills will be impacted by significantly higher energy costs at least during the fall and winter months and soft markets for uncoated paperboard. We also see some softening of demand in the specialty corrugated packaging markets. We expect continued strong seasonally adjusted growth in our display business and our plastic packaging business. Based on these conditions we would expect earning in the first fiscal quarter of 2001, not including remaining closing costs from plants closed in fiscal 2000, of between $.23 and $.27 per share."

Statements herein regarding expected capital expenditures in fiscal 2001, expected levels of demand and the impact of higher energy costs constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934. Such statements are subject to certain risks and uncertainties that could cause actual amounts to differ materially from those projected. With respect to these statements the Company has made assumptions regarding projected energy and raw material costs and price levels, all of which are volatile, the amount and timing of purchases by customers and the timing and effects on operations of capital expenditures. The forward-looking statements are subject to certain risks including, among others, that the foregoing assumptions are inaccurate. Further, these forward-looking statements are subject to a number of general risks including, among others, decreases in demand for the Company's products, increases in raw material costs, fluctuations in selling prices and adverse changes in general market and industry conditions. Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations.

Rock-Tenn Company is one of North America's leading manufacturers of packaging, 100% recycled paperboard and laminated paperboard products, with sales of approximately $1.5 billion and over 70 manufacturing operations in the United States, Canada, Mexico and Chile.

The Company will host a conference call to discuss its fourth quarter and year-end results and other topics that may be raised during the discussion at 11:00 a.m., EDT, on Thursday, October 26, 2000. The conference call will be webcast and can be accessed at www.rocktenn.com. You will be required to register prior to hearing the live webcast.

         A complete copy of the press release relating to the Company's net sales and earnings for the fourth fiscal quarter and year ended September 30, 2000 is attached hereto as Exhibit 99.1.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (c) Exhibits

       99.1  Text of Press Release of Rock-Tenn Company dated October 26, 2000.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 26, 2000                ROCK-TENN COMPANY



                                      By: /s/ Steven C. Voorhees
                                          -------------------------------------
                                          Steven C. Voorhees
                                          Executive Vice President and Chief
                                          Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT NUMBER AND DESCRIPTION                                                                            PAGE
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
99.1  Text of Press Release for Rock-Tenn Company dated October 26, 2000............................        7


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